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                                                                   EXHIBIT 99.3

                        CONSENT OF PERSON TO BECOME A DIRECTOR

     I hereby consent to being named in this Registration Statement as a person who may become a director of Digital Microwave Corporation.

                                             /s/ PAUL BACHOW
                                             ---------------
                                             Paul Bachow

Dated: August 31, 1998